EXHIBIT 5.1

                  [LETTERHEAD OF GOODWIN, PROCTER AND HOAR LLP]
February 3, 1999

Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        In accordance with Item 601(b)(5) of Regulation S-K, we are furnishing this opinion to you in our capacity as special counsel to Washington Trust
Bancorp, Inc. (the "Bancorp") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the registration of 25,000 of shares of the Bancorp's common stock, par value $0.0625 per share (the "Registered Shares") and of deferred compensation obligations (the "Obligations") of the Bancorp. The Registered Shares and the Obligations will be offered and sold under the Nonqualified Deferred Compensation Plan (the "Plan") to directors of the Bancorp and of Washington Trust Company of Westerly, a direct wholly-owned subsidiary of the Bancorp, and to certain designated Company employees.

        In connection with the opinions expressed below, we have been furnished with and have examined originals, or copies certified or otherwise identified to our satisfaction, of the (i) the Plan, as amended and restated; (ii) the Bancorp's Amended and Restated Articles of Incorporation; and (iii) the Bancorp's Amended and Restated By-Laws, each as presently in effect, and such records, certificates and other documents of the Bancorp as we have deemed necessary or appropriate for the purpose of this opinion.

        For  purposes  of  our  examination,   we  have  assumed  and  have  not
independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals or used as a basis for certified or photostatic copies. In examining documents executed by persons or entities other than the Bancorp, we have assumed that each such other person or entity had the power or legal capacity to enter into and perform all its obligations thereunder and that all such documents have been duly authorized, executed and delivered by each such person or entity and constitute valid and binding obligations of such person or entity, enforceable against them in accordance with their terms, and we have made no attempt to consider the effect of any federal or state law or regulation upon any such other person or entity.

        Members of our firm are admitted to the Bar of the Commonwealth of Massachusetts and certain other jurisdictions; however, we express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the Commonwealth of Massachusetts. We note that the Bancorp is organized under the laws of the State of Rhode Island. Accordingly, we have assumed that the law of that state is identical to the law of the Commonwealth of Massachusetts in all relevant respects and the opinions expressed below are subject to such assumption.

        Based on the foregoing, we are of the opinion that the (i) Registered Shares are duly authorized and, when issued in accordance with the provisions of the Plan, the Registered Shares will be validly and legally issued, fully paid and non-assessable by the Bancorp under the applicable laws of the State of Rhode Island; and (ii) Obligations, when established pursuant to the terms of the Plan, will be valid and binding obligations of the Bancorp and the Company, enforceable against the Bancorp and the Company in accordance with their terms and the terms of the Plan, except as enforceability (a) may be limited by bankruptcy, insolvency, reorganization or other similar law affecting creditors' rights generally, and (b) is subject to general principals of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

        The opinions expressed herein are being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.
                                                 Very truly yours,

                                                 Goodwin, Procter & Hoar LLP
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                                                 GOODWIN, PROCTER AND HOAR LLP